UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 5, 2010
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On August 5, 2010, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the second quarter of 2010.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	August 5, 2010 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: August 5, 2010	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	August 5, 2010 Press Release by Kratos Defense & Security Solutions, Inc.

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS

Revenues of $99.1 million, including Quarterly Organic Sequential Revenue Growth of 15 Percent

Pro Forma EBITDA Margin of 9.3% Increases Over 30% Above Prior Year

Cash Flow Generated From Operations Excluding Transaction Expenses of $8.6 Million, Cash on the Balance Sheet of $43.4 Million

SAN DIEGO, CA, August 5, 2010 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, today reported second quarter 2010 revenues of $99.1 million, and pro forma EBITDA of $9.2 million, or 9.3% of revenues.  Kratos second quarter revenues of $99.1 million included sequential organic revenue growth of 15% above the first quarter of 2010 revenues of $68.7 million. Revenues of $20.0 million from the recently acquired Gichner Systems acquisition are also included in Kratos’ second quarter operating results.

Kratos’ pro forma EBITDA margin rate increased over 30% on a year over year basis from the second quarter of 2009, which was $6.3 million or 7.0%, and Kratos’ pro forma EBITDA margin rate increased approximately 8.0% sequentially, above the first quarter of 2010.  Pro forma EBITDA reflects earnings before interest, taxes and depreciation and amortization and excluding acquisition expenses and stock compensation expense.

Second quarter non-GAAP pro forma earnings per share from continuing operations was $0.10, excluding approximately $1.7 million in interest expense for deferred financing costs which were written-off related to the Company obtaining a new credit facility during the quarter, and excluding approximately $1.1 million in transaction and other costs related to the acquisition of Gichner, tax effected using a normal cash tax rate, or $0.5 million.  For the second quarter, the Company reported GAAP income from continuing operations of $10.7 million, or $0.65 per share, which includes a non-recurring tax benefit of approximately $12.2 million recorded as a result of a reduction of the reserves against certain of Kratos’ Net Operating Losses triggered by tax liabilities assumed in the Gichner acquisition.

Eric DeMarco, President and Chief Executive Officer, said “Kratos’ second quarter operating performance was very solid, including sequential organic growth of 15%, and a pro forma EBITDA  margin rate of 9.3%, cash flow generated from operations, excluding the costs related to the acquisition of Gichner, of $8.6 million and cash on the balance sheet of $43.4 million.  The integration of Gichner is proceeding on track and will be substantially completed in the next few months, the business is performing as expected, and we are already pursuing a number of new contract opportunities as a combined business.”

 Certain Kratos’ programmatic, contractual and operational highlights during the quarter included:

•
A Space and Naval Warfare Systems Contract award with a potential value of approximately $51.0 million for tactical data link systems support at the Space and Naval Warfare Systems Center Pacific (SSC Pacific), with Kratos partner Koam Engineering Systems, Inc. (KES).

•
A five year, $25.0 million contract award to develop missile related technology for the U.S. Army.  Under the contract, Kratos will help develop sensor technologies, missile and aviation component technologies, guidance systems and other missile related technologies and systems.

•
A five year, $49.9 million contract from the Naval Surface Warfare Center, Dahlgren Division (NSWCDD) for range support operations services.  Representative work Kratos will be providing under the contract relates to system performance characterization, lethality, vulnerability, weapons system and explosives evaluation and management.

•	Fully Funded Twelve Month Engineering Task Awards of over $9.8 million for support and sustainment of certain Foreign Military Sales (FMS) weapons systems.
•
Kratos successfully launched a Hypersonic Propulsion research Payload in a successful MACH 7 Flight which demonstrated and tested technologies that will pave the way for Future Air-Breathing Strike Weapons, Reconnaissance and Responsive Strike Vehicles.

•
Public Security and Safety Division new contract awards of nearly $10.0 million, for security system design, deployment, integration, operation and maintenance for strategically important assets and infrastructure in the United States.

DeMarco concluded, “During the second quarter Kratos successfully won the recompete of one of our Company’s largest contracts for an additional five years.   We also continue to believe that Kratos’ Weapons Systems Sustainment, Missile Defense, Intelligence, Surveillance and Reconnaissance, Situational Awareness, Cyber Security, Sensors, Optics, Network Centric Warfare and Information Dominance related businesses will continue to be areas of National Security priority.  Accordingly, we are increasing our previously communicated 2010 financial guidance for revenues up to $405.0 to $410.0 million, and increasing our pro forma EBITDA guidance to $37.0 to $38.0 million, the high end of the previously communicated range, or approximately 9.4%. We are also reiterating our previously communicated 2011 guidance for revenues of $470.0 to $480.0 million, and pro forma EBITDA of $49.0 to $52.0 million, or approximately 10.5%.”

Conference Call
There will be an analyst and investor conference call conducted by the Kratos management team to discuss the second quarter 2010 financial results today at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time.  The live discussion can be accessed via webcast on the Internet at www.kratosdefense.com.  There will be a replay of the webcast available on the website approximately two hours after the conclusion of the call for those stockholders and analysts who are unable to listen to the live call.

The financial results included in this release are unaudited.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) provides mission critical products, services and solutions for United States National Security.  Principal products, services and solution offerings relate to and support C5ISR, weapon systems sustainment, military weapon range operations and technical services, network engineering services, information assurance and cyber security solutions, security and surveillance systems, and critical infrastructure security system design and integration. The Company is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company’s expectations regarding future financial performance, bid and proposal pipeline, performance of key contracts, and market developments. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of increases in the Federal Government initiatives related to in-sourcing; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our Net Operating Losses; and risks that the current economic environment will adversely impact our business. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 27, 2009, in the Company’s Quarterly Report on Form 10-Q for the period ended March 28, 2010, and in other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including organic revenue growth, pro forma EPS excluding interest charges and transaction and other acquisition costs, assuming a cash tax rate, and pro forma EBITDA and the associated margin rates, are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Kratos Defense & Security Solutions
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009

Service revenues	$ 71.1	$ 85.4	$ 135.7	$ 164.6
Product sales	28.0	5.2	32.1	8.6
Total revenues	99.1	90.6	167.8	173.2
Cost of service revenue	54.7	68.5	103.4	131.6
Cost of product sales	23.0	4.7	26.5	7.0
Total cost of sales	77.7	73.2	129.9	138.6
Gross profit - services	16.4	16.9	32.3	33.0
Gross profit - products	5.0	0.5	5.6	1.6

Gross profit	21.4	17.4	37.9	34.6

Selling, general and administrative expenses	12.9	11.2	23.5	22.6
Stock option investigation & related fees	-	-	-	0.3
Impairment of goodwill	-	-	-	41.3
Merger and acquisition expenses	1.1	-	1.1	-
Research and development	0.5	0.5	1.1	0.9
Adjustment to the liability for unused office space	-	-	-	0.6
Depreciation	0.4	0.5	0.8	0.9
Amortization of intangible assets	2.0	1.4	3.3	2.9
Operating income (loss)	4.5	3.8	8.1	(34.9)
Interest expense, net	(5.5)	(3.0)	(9.4)	(5.5)
Other income (expense), net	0.4	(0.2)	0.6	(0.2)
Income (loss) from continuing operations before income taxes	(0.6)	0.6	(0.7)	(40.6)
Provision (benefit) for income taxes	(11.7)	0.3	(11.4)	0.6
Income (loss) from continuing operations	11.1	0.3	10.7	(41.2)
Income (loss) from discontinued operations, net of taxes	(0.4)	(2.8)	0.2	(3.4)
Net income (loss)	$ 10.7	$ (2.5)	$ 10.9	$ (44.6)

Basic income (loss) per common share:
Income (loss) from continuing operations	$ 0.69	$ 0.02	$ 0.67	$ (3.19)
Income (loss) from discontinued operations, net of taxes	(0.02)	(0.21)	0.01	(0.26)
Net income (loss)	$ 0.67	$ (0.19)	$ 0.68	$ (3.45)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$ 0.68	$ 0.02	$ 0.65	$ (3.19)
Income (loss) from discontinued operations, net of taxes	$ (0.03)	(0.21)	0.01	(0.26)
Net income (loss)	$ 0.65	$ (0.19)	$ 0.66	$ (3.45)

Weighted average common shares outstanding
Basic	16.0	13.1	16.0	12.9
Diluted	16.4	13.4	16.4	12.9

Pro forma EBITDA (1)	$ 9.2	$ 6.3	$ 15.1	$ 12.3

Note: (1) Pro forma EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued
operations, interest expense, net other (income) expense related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, impairment of goodwill, stock option investigation and related fees, acquisition related expenses and the adjustment to the liability for unused office space.

Pro forma EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided pro forma
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Pro forma
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income to pro forma EBITDA:

Reconciliation of Net income (loss) to pro forma EBITDA is as follows:

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009

Net income (loss)	$ 10.7	$ (2.5)	$ 10.9	$ (44.6)
(Income) loss from discontinued operations	0.4	2.8	(0.2)	3.4
Impairment of goodwill	-	-	-	41.3
Acquisition expenses	1.1	-	1.1	-
Interest expense, net	5.5	3.0	9.4	5.5
Other (income) expense related to SWAP instruments	(0.3)	0.2	(0.5)	0.2
Provision (benefit) for income taxes	(11.7)	0.3	(11.4)	0.6
Depreciation	0.9	0.8	1.5	1.4
Stock compensation	0.6	0.3	1.0	0.7
Stock option investigation and related fees	-	-	-	0.3
Adjustment to the liability for unused office space	-	-	-	0.6
Amortization of intangible assets	2.0	1.4	3.3	2.9

Pro forma EBITDA	$ 9.2	$ 6.3	$ 15.1	$ 12.3

-more-

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009
Revenues:
Government Solutions	$ 91.6	$ 83.2	$ 153.1	$ 157.6
Public Safety & Security	7.5	7.4	14.7	15.6
Total revenues	$ 99.1	$ 90.6	$ 167.8	$ 173.2

Operating income (loss) from continuing operations:
Government Solutions	$ 6.6	$ 4.4	$ 10.6	$ (32.7)
Public Safety & Security	-	(0.4)	-	(0.8)
Other activities	(2.1)	(0.2)	(2.5)	(1.4)
Total operating income (loss) from continuing operations	$ 4.5	$ 3.8	$ 8.1	$ (34.9)

Note: Other activities in the six months ended June 27, 2010 include acquisition expenses of $1.1 million related to the Gichner acquisition and a benefit of $0.6 million related to a change in estimate for the Company's unused office space in the six months ended June 28, 2009. The operating loss for the Government Solutions segment for the six months ended June 28, 2009 includes a $41.3 million goodwill impairment charge.
-end-